UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2018

Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-36837 (Commission File Number)	36-4802442 (IRS Employer Identification Number)
533 Maryville University Drive St. Louis, Missouri 63141 (Address of principal executive offices)
Registrant's telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 ( § 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( § 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Energizer Holdings, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) at the Company’s World Headquarters on Monday, January 29, 2018. At the Annual Meeting, following the recommendation of the Board of Directors, the shareholders of the Company voted to approve and adopt an amendment and restatement of the Second Amended and Restated Articles of Incorporation of the Company (the “Third Amended and Restated Articles”), as described in the Company’s Proxy Statement, dated December 13, 2017, to provide for the removal of supermajority provisions. The Third Amended and Restated Articles revised Articles IV, VII and IX of the Second Amended and Restated Articles of Incorporation to provide for the removal of supermajority provisions relating to the ability of shareholders to remove Directors for cause, amend the bylaws, amend the articles of incorporation, and call special meetings of shareholders.

The Third Amended and Restated Articles became effective on January 29, 2018 upon filing of a certificate of amendment and restatement with the Secretary of State of Missouri.

Also on January 29, 2018, a corresponding amendment and restatement of the Company’s Second Amended and Restated Bylaws (the “Third Amended and Restated Bylaws”) became effective. The Third Amended and Restated Bylaws are intended to further implement the removal of supermajority provisions by making a corresponding amendment and restatement to Articles I, II, III, and VII of the Second Amended and Restated Bylaws.

The foregoing descriptions of the Third Amended and Restated Articles and the Third Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the Third Amended and Restated Articles, which is filed as Exhibit 3.1 hereto, and the Third Amended and Restated Bylaws, which is filed as Exhibit 3.2 hereto, respectively, and in each case incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, of the 59,883,164 shares outstanding and entitled to vote, 55,406,191 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:     Management’s nominees for director were elected to serve until the Annual Meeting of Shareholders to be held in 2019 or until their respective successors are elected and qualified by the votes of the shareholders set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Bill G. Armstrong	48,987,500	186,152	31,939	6,200,600
James C. Johnson	48,886,182	282,711	36,698	6,200,600
W. Patrick McGinnis	49,036,831	140,146	28,614	6,200,600
Robert V. Vitale	49,042,584	130,518	32,489	6,200,600

Proposal 2:     The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2018 was ratified by the votes of the shareholders set forth in the table below:

For	Against	Abstain
55,183,063	174,856	48,272

Proposal 3:     The Company’s executive compensation, as described in the Company’s 2017 Proxy Statement, was approved by the non-binding advisory votes of the shareholders set forth in the table below:

For	Against	Abstain	Broker Non-Votes
47,888,604	1,239,210	77,777	6,200,600

Proposal 4:     The proposal to amend and restate the Second Amended and Restated Articles of Incorporation to remove supermajority provisions, as described in the Company’s 2017 Proxy Statement, was approved by the votes of the shareholders set forth in the table below:

For	Against	Abstain	Broker Non-Votes
49,019,261	113,687	72,643	6,200,600

Item 7.01 Regulation FD Disclosure.

On January 29, 2018, the Company announced that its Board of Directors declared a quarterly dividend of $0.29 per share on its Common Stock, payable on March 13, 2018 to all shareholders of record as of the close of business on February 20, 2018. A copy of the press release announcing the dividend declaration is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On January 29, 2018, the Company also announced that its Board of Directors appointed Patrick J. Moore as Vice Chairman of the Board of Directors, effective immediately. A copy of the press release announcing the appointment is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including the attached exhibits, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Third Amended and Restated Articles of Incorporation of Energizer Holdings, Inc., effective January 29, 2018.
3.2	Third Amended and Restated Bylaws of Energizer Holdings, Inc., effective January 29, 2018.
99.1	Press Release, dated January 29, 2018, announcing dividend declaration.
99.2	Press Release, dated January 29, 2018, announcing Vice Chairman appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer

Dated: January 29, 2018

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Third Amended and Restated Articles of Incorporation of Energizer Holdings, Inc., effective January 29, 2018.
3.2	Third Amended and Restated Bylaws of Energizer Holdings, Inc., effective January 29, 2018.
99.1	Press Release, dated January 29, 2018, announcing dividend declaration.
99.2	Press Release, dated January 29, 2018, announcing Vice Chairman appointment.